                                                                     Exhibit 4.7


              MORTGAGE SUBORDINATION AND LIEN PRIORITY AGREEMENT

         This MORTGAGE SUBORDINATION AND LIEN PROPERTY AGREEMENT ("Agreement") is made as of October 12, 1998, by and among:

         FIRST UNION NATIONAL BANK, successor by merger to CoreStates Bank, N.A. ("Bank"), having a mailing address of 123 S. Broad Street, Philadelphia, PA 19109;

         THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY ("PIDA"), having a mailing address of Room 480, Forum Building, Harrisburg, PA 17120;

         THE COMMONWEALTH OF PENNSYLVANIA, acting by and through the DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT ("MELF"), having a mailing address of Room 480, Forum Building, Harrisburg, PA 17120;

         PIDC LOCAL DEVELOPMENT CORPORATION ("PIDC Development"), having a mailing address of 2600 Centre Square West, 1500 Market Street, Philadelphia, PA 19102-2126;

         RED BELL BREWING CO. ("Red Bell"), having a mailing address of 3100 Jefferson Street, Philadelphia, PA 19121; and

         PIDC FINANCING CORPORATION ("PIDC Financing"), having a mailing address of 2600 Centre Square West, 1900 Market Street, Philadelphia, PA 19102-2126.

                                   Background

         A. PIDC Financing holds fee title to certain real estate situate in Philadelphia, Pennsylvania and more particularly described on Exhibit "A" attached hereto, and the improvements thereon (the "Premises"), upon which PIDC Financing has established an Industrial Development Project as defined in the Pennsylvania Industrial Development Authority Act, as amended, and Red Bell is the equitable owner of the Premises under an Installment Sale Agreement dated January 29, 1998 between PIDC Financing as seller and Red Bell as buyer.


         B. Bank is the holder of: (i) an Open End Mortgage dated January 12, 1996 and recorded on November 18, 1996, in the Philadelphia Department of Records in Mortgage Book VCS 1846, page 219 (the "$393,000 Bank Mortgage") which encumbers the Premises and secures an indebtedness to Bank in the original principal amount of $393,000 (the "$393,000 Bank Loan"), evidenced and secured by a Note dated January 12, 1996 in said principal amount executed by PIDC Financing and Red Bell and payable to Bank, and by other documents (the "$393,000 Bank Loan Documents"); and (ii) an Open End Mortgage dated May 2, 1996 and recorded on September 24, 1996 in Mortgage Book JTD 172, page 123 (the "$500, 000 Bank Mortgage") which encumbers the Premises and secures an indebtedness to Bank in the original principal amount of $500,000 (the "$500,000 Bank Loan"), evidenced and secured by a Note dated May 2, 1996 in said principal amount executed by PIDC Financing and Red Bell and payable to Bank, and by other documents (the "$500,000 Bank Loan Documents"). The $393,000 Bank Mortgage and the $500,000 Bank Mortgage were amended by Modification and Spreader Agreement dated January 29, 1998, by and among PIDC Financing, Red Bell and Bank and recorded on February 19, 1998 in Mortgage Book JTD 1083, page 63.

         C. The $393,000 Bank Loan Documents and the $500,000 Bank Loan Documents include a Security Agreement dated January 12, 1996 (the "Bank Security Agreement") pursuant to which Red Bell granted to Bank a security interest in certain personal property, as more particularly described therein. Such security interests are further evidenced by UCC-1 Financing Statements, as the same may have been amended (the "Bank Financing Statements"), described and filed as follows: (i) with the Pennsylvania Department of State: no. 25151110 filed on February 12, 1996, and no. 25901127 filed on September 30, 1996; (ii) with the Prothonotary of Philadelphia County: no. 96-571 filed on February 7, 1996, no. 96-4319 filed on September 25, 1996, and no. 96-4320 filed on September 25, 1996; and (iii) with the Philadelphia Department of Records, document recorded on May 8, 1996 in Book VCS 848, page 399.

         D. PIDA is the holder of an Open End Mortgage dated January 29, 1998 and recorded an February 19, 1998 in Mortgage Book JTD 1083, page 76 (the "PIDA Mortgage") which encumbers the Premises and secures an indebtedness to PIDA in the original principal amount of $392,362, evidenced and secured by a Note dated January 29, 1998 in said principal amount executed by PIDC Financing and payable to PIDA, and by other documents executed by PIDC Financing and/or Red Bell.

         E. MELF is the holder of a mortgage dated January 29, 1998 and recorded on February 19, 1998 in Mortgage Book JTD 1083, page 88 (the "MELF Mortgage") which encumbers the Premises and secures an indebtedness to MELF in the original principal amount of $500,000 (the "MELF Loan"), evidenced and secured by a Note dated January 29, 1998 in said principal amount executed by Red Bell and payable to MELF, and by other documents (tie "MELF Loan Documents").

         F. The MELF Loan Documents include a Security Agreement dated as of January 29, 1998 (the "MELF Security Agreement") pursuant to which Red Bell granted to MELF a security interest in certain items of personal property, as described in Exhibit "B" attached to this Agreement (the "MELF Collateral"). Said security interest is further evidenced by UCC-1 Financing Statements filed on February 19, 1998 with Philadelphia Department of Records in Book JTD 460, page 94, on February 20, 1998 with the Philadelphia County Prothonotary as no. 98-824, and on February 27, 1998 with the Pennsylvania Secretary of State as no. 28601735 (the "MELF Financing Statements").

         G. PIDC Development is the holder of a Mortgage of even date herewith and intended to be recorded forthwith (the "$398,000 SBA Mortgage") which encumbers the Premises and secures an indebtedness to PIDC Development in the original principal amount of $398,000 (the "$398,000 SBA Loan"), evidenced and secured by a Note of even date herewith in said principal amount executed by Red Bell and payable to PIDC Development, and by other documents (the "$398,000 SBA Loan Documents"). The $398,000 SBA Loan is a loan made to Red Bell under the "504" loan program of the United States Small Business Administration ("SBA") and contemplates the assignment of the $398,000 SBA Loan Documents to SBA as collateral for SBA's guaranty of a $398,000 Debenture issued by PIDC Development.

         H. PIDC Development is also the holder of a Mortgage of even date herewith and intended to be recorded forthwith (the "$522,000 SBA
Mortgage") which encumbers the Premises and secures an indebtedness to PIDC Development in the original principal amount of $522,000 (the "$522,000 SBA Loan") evidenced by a Note of even date herewith in said principal amount executed by Red Bell and payable to PIDC Development, and by other documents (the "$522,000 SBA Loan Documents"). The $522,000 SBA Loan is a loan made to Red Bell under the "504" loan program of SBA and contemplates the assignment of the $522,000 SBA Loan Documents to SBA as collateral for SBA's guaranty of a $522,000 Debenture issued by PIDC Development.

         I. By Mortgage Subordination Agreement dated January 26, 1998, and effective as of January 29, 1998, and recorded on February 19, 1998 in Deed Book JTD 592, page 557 (the "PIDA Subordination Agreement"), Bank subordinated the lien of the $393,000 Bank Mortgage to the lien of the PIDA Mortgage.

         J. By Mortgage Subordination Agreement dated and effective as of January 29, 1998 and recorded on February 19, 1998 in Deed Book JTD 592, page 565, (this "MELF Subordination Agreement") Bank subordinated the liens of the $393,000 Bank Mortgage and the $500,000 Bank Mortgage to the lien of the MELF Mortgage and agreed that it would, upon its receipt of the net proceeds of the $398,000 SBA Loan and the $522,000 SBA Loan, subordinate the lien of the $393,000 Bank Mortgage, together with related fixture filings, and the lien of the $500,000 Bank Mortgage, together with related fixture filings, to the mortgage liens and security interests securing the MELF Loan, the $398,000 SBA Loan and the $522,000 SBA Loan.

         K. The $398,000 SBA Loan and the $522,000 SBA Loan are secured in part by liens and security interests in (i) fixtures, more particularly described in Exhibit "C" attached hereto, now or hereafter existing on the Premises ("Fixtures"), and (ii) equipment and machinery of Red Bell, more particularly described in Exhibit "D" attached hereto ("Equipment"). The Equipment includes, without limitation, the MELF Collateral. Such liens and security interests are created by separate Security

Agreements of even date herewith (one for the $398,000 Loan (the "SBA $398,000 Security Agreement) and one for the $522,000 Loan (the "SBA $522,000 Security Agreement"), together herein called the "SBA Security Agreements"), and are evidenced by UCC-1 financing statements intended to be filed forthwith with the Philadelphia Department of Records, the Philadelphia County Prothonotary and the Pennsylvania Secretary of State (the "SBA Financing Statements").

         L. The parties hereto desire to set forth their agreement concerning the priorities of their lien and other rights under the respective mortgages held by them, the priorities of their respective security interests in the Fixtures and the Equipment, and certain other matters, all as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

         1. Subordination by MELF. MELF agrees that the MELF Mortgage and all of the rights, liens and security interests granted to MELF thereunder, including but not limited to the right to insurance and condemnation proceeds, the right to possession, and any liens on and security interests in the Fixtures are and shall always be subject, subordinate and postponed in lien, operation and effect to the $398,000 SBA Mortgage and the $522,000 SBA Mortgage and to all of the rights, liens and security interests granted to SBA thereunder.

         2. Subordination by Bank.

                  (a) Bank agrees that the $393,000 Bank Mortgage and the $500,000 Bank Mortgage and all of the rights, liens and security interests granted to Bank thereunder, including but not limited to the right to insurance and condemnation proceeds, the right to possession and any liens on and security interests in the Fixtures are and shall always be subordinate and postponed in lien, operation and effect to the PIRA Mortgage, the $398,000 SBA Mortgage, the $522,000 SBA Mortgage, and the MELF Mortgage, and to all of the rights, liens and security interests granted respectively to PIDA, SBA and MELF thereunder.


                  (b) Bank agrees that all of the rights, liens and security interests granted to Bank under the Bank Security Agreement and the Bank Financing Statements and any other rights, liens and security interests Bank may hold in and to the Equipment are and shall always be subject, subordinate and postponed in lien, operation and effect to: (i) the rights, liens and security interests in and to the MELF Collateral granted to MELF under the MELF Security Agreement and the MELF Financing Statements, and (ii) the rights, liens and security interests in and to the Equipment granted to SBA under the SBA
Security Agreements and the SBA Financing Statements.

         3. Priority of Mortgages. The parties to this Agreement hereby agree that upon the execution of this Agreement, their respective mortgage liens, security interests and other rights with respect to the Premises and the Fixtures shall, as among the parties to this Agreement, be determined in accordance with the documents listed below and in the following order of priority:

                  (a)      First: PIDA Mortgage;

                  (b)      Second: SBA $398,000 Mortgage;

                  (c)      Third: SBA $522,000 Mortgage;

                  (d)      Fourth: MELF Mortgage;

                  (e)      Fifth: Bank $393,000 Mortgage; and

                  (f)      Sixth: Bank $500,000 Mortgage.

         4. Priority of Liens on Equipment. The parties to this Agreement hereby agree that upon the execution of this Agreement, their respective liens, security interests and other rights with respect to the Equipment shall be determined in accordance with the documents listed below in the following order of priority:

                  (a)      First: MELF Security Agreement;

                  (b)      Second: SBA $522,000 Security Agreement;

                  (c)      Third: SBA $398,000 Security Agreement; and

                  (d)      Fourth: Bank Security Agreement.

         5. Effect of this Agreement. The subordination of the mortgages, liens, security interests and other rights and interests provided for in this Agreement shall apply and be effective regardless of the relative dates and times of perfection of the respective mortgages, liens, security interests and other rights and interests granted, conveyed or given by Red Bell or PIDC Financing to Bank, PIDA, MELF, PIDC Development and SBA, including without limitation, the relative dates and times of (i) the recording of the $393,000 Bank Mortgage, the $500,000 Bank Mortgage, the PIDA Mortgage, the MELF Mortgage, the $398,000 SBA Mortgage, and the $522,000 SBA Mortgage, (ii) the filing of financing statements or the granting of security interests in the Fixtures or the Equipment, or any part thereof, (iii) the taking of possession of the Premises, the Fixtures or the Equipment, or any part thereof, (iv) the obtaining of a judgment of any type against Red Bell or PIDC Financing, (v) the commencement of an action in mortgage foreclosure, (vi) the appointment of a receiver, (vii) the collection of proceeds, rents, issues and/or profits from the Premises, (viii) the issuance of writs of execution, or (ix) the exercise of any rights or remedies with respect to the Premises, the Fixtures or the Equipment, or any part thereof, all of the aforesaid to apply regardless of any law or statute to the contrary. MELF and Bank agree that the parties to this Agreement may fully rely on the terms hereof.

         6. Future Actions. MELF, Bank and Red Bell agree and consent: (a) to waive, and do hereby waive, any and all notice of the creation, renewal, extension or accrual of any obligation secured by the $398,000 SBA Mortgage or the $522,000 SBA Mortgage, present or future, in whole or in part, by PIDC Development or SBA; and (b) that without further notice to, or further assent, the liability of any party or parties liable for or upon the obligations secured by the $398,000 SBA Mortgage or the $522,000 SBA Mortgage may, from time to time, in whole or in part, be renewed, extended, modified, compromised or released by PIDC Development and/or SBA as it or they may deem advisable.

         7. Enforcement Actions. Neither MELF nor Bank shall commence any action for the appointment of a receiver, or commence lien enforcement or mortgage foreclosure proceedings, or file writs of execution on all or any portion of the Premises or the Fixtures, without the prior written consent of PIDC Development and SBA.

         8. Duration of Agreement. This Agreement shall remain in effect at all times during which any obligations with respect to the $398,000 SBA Loan or the $522,000 SBA Loan shall remain outstanding. When the $398,000 SBA Loan and the $522,000 SBA Loan have both been paid in full, with such payment to be conclusively evidenced by the recording in the Philadelphia Department of Records of mortgage satisfaction pieces with respect to the $398,000 SBA Mortgage and the $522,000 SBA Mortgage, this Agreement shall, upon such recording of mortgage satisfaction pieces, be terminated and of no further force and effect. While in effect as aforesaid, this Agreement shall supersede the subordinations provided for in the PIDA Subordination Agreement and the MELF Subordination Agreement.

         9. Notices. Any notices to be given by and to the parties to this Agreement shall be hand-delivered, or sent by certified mail, return receipt requested or by a recognized overnight courier (e.g., Federal Express), and shall be sent to the recipient's address as set forth at the beginning of this Agreement, or such other address as a party may designate in writing to the other parties. All notices shall be effective upon delivery or attempted delivery.

         10. Amendments. This Agreement shall not be amended except by a writing duly executed by all of the parties hereto.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Further, execution by the parties may be on separate copies of the same signature page(s) and such execution shall be fully effective as though all signatures were on the same signature page. Any counterpart of this Agreement that has one or more signature pages that together contain execution by all parties shall constitute a fully executed counterpart hereof.

         12. Further Assurances; Recording. From time to time, the parties hereto will execute and deliver such additional documents and take such additional actions as may be reasonably required to carry out the terms of this Agreement. This Agreement shall be recorded.

         13. Successors Bound; Governing Law. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties have caused this

          Agreement to be executed as of the date first above written.


Witness:                                 FIRST UNION NATIONAL BANK
                                         successor by merger to CoreStates
                                         Bank, N.A.


/s/ Thomas Young                         By: /s/ James D. Brett
---------------------------                  -----------------------------
                                             Name    James D. Brett
                                             Title: Vice President






Attest:                                  THE PENNSYLVANIA INDUSTRIAL
                                         DEVELOPMENT AUTHORITY


/s/ Nancy Garman                         By: /s/ Gerald W. Kapp
---------------------------                  -----------------------------
Assistant Secretary                          Name:
[CORPORATE SEAL]                             Title: Executive Director



Witness:                                 COMMONWEALTH OF PENNSYLVANIA,
                                         acting by and through the
                                         DEPARTMENT OF COMMUNITY AND
                                         ECONOMIC DEVELOPMENT


/s/ Nancy Garman                         By: /s/ Gerald W. Kapp, Jr.
---------------------------                  -----------------------------
Assistant Secretary                          Name:
[CORPORATE SEAL]                             Title: Dir of Loans



Attest:                                  PIDC LOCAL DEVELOPMENT
                                         CORPORATION


/s/ J. A. Mee                            By: /s/ Paul J. Deegan
---------------------------                  -----------------------------
Joseph A. Mee                                Name:  Paul J. Deegan
Assistant Secretary                          Title: Senior Vice President



                       [Signatures continued on next page]

                   [Signatures continued from previous page]

                                         RED BELL BREWING CO.

Attest:


/s/ Robert T. Huttick                    By: /s/ James R. Bell
---------------------------                  -----------------------------
Robert T. Huttick,                           James R. Bell, President
Secretary


[CORPORATE SEAL]



Attest:                                  PIDC FINANCING CORPORATION


/s/ J. A. Mee                            By: /s/ Paul J. Deegan
---------------------------                  -----------------------------
Joseph A. Mee                                Name:  Paul J. Deegan
Assistant Secretary                          Title: Senior Vice President

COMMONWEALTH OF PENNSYLVANIA   :
                               :   SS.
COUNTY OF PHILADELPHIA         :


         On this 18th day of October, 1998, before me, a Notary Public, personally appeared James D. Brett who acknowledged himself/herself to be the Vice President of FIRST UNION NATIONAL BANK and that as such Vice President, being authorized to do so, he/she executed the foregoing instrument for the purposes therein contained, by signing the name of the Bank by himself/herself as such Vice President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Robert J. Hassel
                                 ---------------------------------
                                             Notary Public


                                          NOTARIAL SEAL
                                  ROBERT J. HASSEL, Notary Public
                                 City of Philadelphia, Phila. County
                                 My Commission Expires April 9, 2001

COMMONWEALTH OF PENNSYLVANIA   :
                               :   SS.
COUNTY OF DAUPHIN              :

         On this 14 day of October, 1998, before me, a Notary Public, personally appeared Gerald W. Kapp who acknowledged himself /herself to be the Executive Director of THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY and that as such Executive Director, being authorized to do so, he/she executed the foregoing instrument for the purposes therein contained, by signing the name of the Authority by himself/herself as such Executive Director.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                 /s/ Marianne L. Brunner
                                 ---------------------------------
                                             Notary Public


                                          NOTARIAL SEAL
                                  Marianne L. Brunner, Notary Public
                                      Harrisburg Dauphin County
                                  My Commission Expires Sept. 4, 2000
                             --------------------------------------------
                             Member, Pennsylvania Association of Notaries

COMMONWEALTH OF PENNSYLVANIA  :
                              :     SS.
COUNTY OF DAUPHIN             :

         On this 14 day of October, 1998, before me, a Notary Public, personally appeared Gerald W. Kapp Jr. who acknowledged himself to be the Director of Loans of the PENNSYLVANIA DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT and that as such Director of Loans, being authorized to do so, he/she executed the foregoing instrument for the purposes therein contained, by signing the name of the Department by himself/herself as such Director of Loans.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                 /s/ Marianne L. Brunner
                                 ---------------------------------
                                             Notary Public


                                          NOTARIAL SEAL
                                  Marianne L. Brunner, Notary Public
                                      Harrisburg, Dauphin County
                                  My Commission Expires Sept. 4, 2000
                             --------------------------------------------
                             Member, Pennsylvania Association of Notaries

COMMONWEALTH OF PENNSYLVANIA   :
                               :   SS.
COUNTY OF PHILADELPHIA         :

         On this 13th day of October, 1998, before me, a Notary Public, personally appeared Paul J. Deeqan who acknowledged himself to be the Sr. Vice President of PIDC LOCAL DEVELOPMENT CORPORATION and that as such Sr. Vice President, being authorised to do so, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Sr. Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                 /s/ Joann D'Angelo
                                 ---------------------------------
                                             Notary Public


                                          NOTARIAL SEAL
                                   JOANN D'ANGELO. Notary Public
                                 City of Philadelphia. Phila. County
                                  My Commission Expires Dec. 21, 1998

COMMONWEALTH OF PENNSYLVANIA   :
                               :   SS.
COUNTY OF PHILADELPHIA         :


          On this 12th day of October 1998, before me, a Notary Public, personally appeared JAMES R. BELL who acknowledged himself to be the President of RED BELL BREWING CO. and that as such President, being authorized to do so, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such President.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                 /s/ Maria-Celina Koppel
                                 ---------------------------------
                                           Notary Public

                                          [NOTARIAL SEAL]

                                MARIA-CELINA KOPPEL , Notary Public
                                City of Philadelphia, Phila. County
                                 My Commission Expires Oct. 7, 1999

COMMONWEALTH OF PENNSYLVANIA   :
                               :   SS.
COUNTY OF PHILADELPHIA         :

         On this 13th day of October, 1998, before me, a Notary Public, personally appeared Paul J. Deegan who acknowledged himself to be the Sr. Vice President of PIDC LOCAL FINANCING CORPORATION and that as each Sr. Vice President, being authorized to do so, he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Sr. Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                 /s/ Joann D'Angelo
                                 ---------------------------------
                                          Notary Public


                                          NOTARIAL SEAL
                                   JOANN D'ANGELO. Notary Public
                                 City of Philadelphia. Phila. County
                                  My Commission Expires Dec. 21, 1998

                                  EXHIBIT "A"

                            Real Estate Description

                             DESCRIPTION and RECITAL

PREMISES "A"                           BLOCK 12 N 15 LOT 114

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected.

SITUATE in the 29th Ward of the City of Philadelphia.

BEGINNING at a point on the North side of Jefferson Street at the distance of 191 feet 9-3/4 inches more or less from the Westerly side of 31st Street;
thence extending in a Northerly direction 169 feet 10-5/8 inches more or less to a point; thence on a line extending in a Northwesterly direction 9 feet more or less to a point; thence extending in a Southerly direction 177 feet 6-1/2 inches more or less to a point on the North side of Jefferson Street, thence extending Eastwardly along the said North side of Jefferson Street 6 feet more or less to the first mentioned point and place of beginning.

BEING ASSESSED AS 3123-1/2 Jefferson Street.

PREMISES "B"                           BLOCK 12 N 15 LOT 112

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, described according to a Survey and Plan thereof made by Ben H. Joseph Surveyor and Regulator of the 3rd Survey District on the 4th day of March A.D. 1959 as follows to wit:

BEGINNING at a point formed by the intersection of the Northeasterly side of Jefferson Street (50 feet wide) and the Northwesterly side of 31st Street (50 feet wide) in the 29th Ward of the City of Philadelphia; thence extending from said point of beginning North 78 degrees, 39 minutes, West along the Northeasterly side of Jefferson Street 191 feet 9-3/4 inches to a point; thence extending North 11 degrees, 27 minutes, 6 seconds East 169 feet 10-5/8 inches to a point; thence extending North 38 degrees, 58 minutes West 34 feet 3/4 of an inch to a point on the Southeasterly side of Glenwood Avenue (60 feet wide); thence extending North 50 degrees, 54 minutes, 57 seconds East along the Southeast side of Glenwood Avenue 114 feet 5-5/8 inches to a point; thence extending South 78 degrees, 51 minutes East 52 feet 6-3/4 inches to a point; thence extending South 11 degrees, 21 minutes, West 17 feet 2 inches to a point; thence extending South 78 degrees, 51 minutes, East 92 feet 3 inches to a point on the Northwesterly side of 31st Street; thence extending South 11 degrees, 21 minutes West along the Northwesterly side of 31st Street 263 feet 2-5/8 inches to the first mentioned point and place of beginning.


BEING ASSESSED AS 1500-36 North 31st Street.


                                   EXHIBIT "A"

PREMISES "C"                           BLOCK 12 N 15 LOT 20

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected.

SITUATE in the Twenty-ninth Ward of the City of Philadelphia.

BEGINNING at the point formed by the intersection of the North line of Jefferson Street with the center line of Glenwood Avenue; thence extending Eastwardly along the North line of said Jefferson Street Two Hundred and Twenty-three feet, No inches more or less to a point in the vertical plane of the Westerly face of a brick wall extending Northward from and at right angles to the said Jefferson Street which wall separates property herein conveyed from other property of the former Grantors; thence Northwardly at right angles to said Jefferson Street along the line of the westerly face of said wall One Hundred Seventy feet, Six inches more or less to a point formed by the intersection of said line with the center line of a wall running in a Northwesterly direction towards and at approximately right angles to Glenwood Avenue; thence along the center line of said latter wall North Fifty-one degrees, Two minutes West Sixty-three feet, No inches more or less to the center line of Glenwood Avenue; thence Southwesterly along the center line of Glenwood Avenue South Thirty-nine degrees, Five minutes West Two Hundred and Seventy-three feet, Three feet, Three and One-half inches more or less to the point of beginning; the said Glenwood Avenue and Jefferson Street, being now opened and public streets of the City of Philadelphia.

BEING NO. 3125-45 West Jefferson Street.


BEING, AS TO PREMISES "A" & "B", the same premises which Wallace Leisure Products, Inc., a Pennsylvania Corporation by Deed dated 11/2/1995 and recorded 11/9/1995 in Philadelphia County, in Deed Book VCS 1008 page 383 conveyed unto PIDC Financing Corporation, a Pennsylvania Non-Profit Corporation, its successors and assigns, in fee.

BEING, AS TO PREMISES "C", the same premises which J. Wilson Borden, Jr. and Joan Martin Borden,. his wife by Deed dated 9/20/1965 and recorded 9/21/1965 in Philadelphia County, in Deed Book CAD 548 page 271 conveyed unto Model Warehousing and Leasing Co., a Pennsylvania Corporation, its successors and assigns, in fee.

AND WHEREAS by the filing of Articles of merger with the Department of State for the Commonwealth of Pennsylvania 9/30/1974, Model Warehousing and Leasing Co., a Pennsylvania Corporation was merged with and into Wallace Leisure Products, Inc., a Pennsylvania Corporation.

AND BEING the same premises which Wallace Leisure Products, Inc., a Pennsylvania Corporation by Deed dated as of 11/2/1995 and recorded 10/23/1997 in Philadelphia County in Deed Book JTD 446 page 392 conveyed unto PIDC Financing Corporation, a Pennsylvania Non-Profit Corporation, its successors and assigns, in fee.

AND the said PIDC Financing Corporation, a Pennsylvania Non-Profit


                                   EXHIBIT "A

Corporation has since entered into a Installment Sale Agreement with Red Bell Brewing Co., a Pennsylvania Corporation dated 1/29/1998 and recorded 2/19/1998 in Deed Book JTD 592 Page 568.

WARD #: 29

ST. CODE/HOUSE NO.: 46020 03123-1/2

CITY REGISTRY: 12 N 15 - 115

WARD #: ____

ST. CODE/HOUSE NO.: 88400 01500

CITY REGISTRY: 12 N 15 - 111

WARD # : 29

ST. CODE/HOUSE NO.: 46020 03125

CITY REGISTRY: 12 N 15 - 109





                                  EXHIBIT "A"

                                   EXHIBIT "B"

                          Description of MELF Collateral

Brew House Equipment                  Century                          $   514,000.00
Fermentation                          Century                          $     6,500.00
Water Treatment                       Culligan                         $   385,558.00
Chiller                               York International               $    24,000.00
Chiller Piping & Installation         Penn Mechanical                  $    95,000.00
Beer Filter                                                            $     9,700.00
Bottle Line                           Meheem                           $    54,470.00
Labeling Machine                      Generic                          $    25,100.00
Lab Equipment                         Scott/Aungst                     $    32,400.00
Keg Washer                            Schirf Brewing Co.               $    28,900.00
Keg filling Machine                   Red Bank Brewing                 $    23,400.00
Refrigerator (walk in)                Penn Mechanical                  $     8,700.00
Large Refrigerator                    Johnson Building                 $    25,000.00
Chiller Water Pumps                   Merion Pump                      $    28,000.00
Spent Grain Silo                      Farm Boy                         $    16,000.00
Air Compressor/CO2 Tanks              United Air                       $     9,800.00
                                                                       --------------
                                                   TOTAL               $ 1,286,528.00

                                   EXHIBIT "C"

                             Description of Fixtures

         All fixtures including but not limited to all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air conditioning apparatus, and elevators and all improvements now or hereafter existing on the premises described in Exhibit "A" of this Agreement and known as 3100 Jefferson Street, Philadelphia, PA.

                                   EXHIBIT "D"

                            Description of Equipment

         All equipment and machinery, including power-driven machinery and equipment, furniture and fixtures now owned or hereafter acquired by Red Bell Brewing Co., together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith, EXPRESSLY EXCLUDING THEREFROM AND THEREOUT, HOWEVER, THE FOLLOWING:


QTY         DESCRIPTION
--------------------------------------------------------------------------------
1           H&K BOTTLE UNCASER WITH 5-UP HEAD (24 COUNT) WITH FEED TABLE 42"
            DEEP BY 10' LONG, TYPE VA-600/5, RATED UP TO 880 BPM

1           H&K BOTTLE WASHER OMEGA KASHANA, TYPE 52/90 CI S 2, MACHINE RATED
            AT NORMAL OUTPUT OF 733 BPM WITH SIZE RANGE OF DIAMETER, MIN 50MM TO
            MAX. 76MM, MIN. HEIGHT OF BOTTLES 135MM TO MAX. HEIGHT OF 295MM

2           H&K VVF 50/10 MONO BLOCK DESIGN FILLER CLOSER MACHINE WITH LEFT TO
            RIGHT BOTTLE FEED, MACHINE SIZE RANGE DIAMETER 56MM TO 92MM, HEIGHT
            150MM TO 350MM

1           H&K PASTEURIZER TYPE P-II 35-150 RATED UP TO 700 BPM, TWO DECK
            TUNNEL DESIGN 11' 6" WIDE BY 50' LONG WORKING AREA

2           KRONES PRONTOMATIC KOM, S/N 325-326 LABELING MACHINES, ONE SET UP
            FOR LEFT TO RIGHT AND ONE SET UP RIGHT TO LEFT BOTTLE FEEDS

2           FILTEC BOTTLE INSPECTORS, MODEL EBI-II, S/N 2466R AND 2465L, ONE
            MACHINE FEEDS BOTTLES LEFT TO RIGHT AND ONE MACHINE FEEDS BOTTLES
            RIGHT TO LEFT, MACHINES RATED UP TO 850 BPM ON SIZE 58-70MM

1           H&K BOTTLE RECRATING MACHINE type VE-V-600/5 WILL HANDLE MAX BOTTLE
            HEIGHT OF 335MM, MACHINE IS 5-STATION (24 BOTTLES PER STATION)

[LOT]       BOTTLE CONVEYORS, S/S CONSTRUCTION WITH S/S CHAIN IN WIDTHS OF 3,5,
            6, AND 9 LANES INCLUDING ACCUMULATING WHERE NEEDED

[LOT]       CASE CONVEYORS FOR EMPTY AND FILLED CASES INTO AND OUT OF DECASER
            AND CASE PACKER

[LOT]       SEVERAL SETS OF CHANGE PARTS, SPARE PARTS, MANUALS AND DRAWINGS FOR
            EACH MACHINE AND COMPLETE LINE